EXHIBIT 99.1

PRESS RELEASE DATED AS OF AUGUST 23, 2018

For Immediate Release	Media Contact:
August 23, 2018	Jonathan Ni
336-268-2655

Atlantic Acquisition Corp. Announces Completion of Merger with HF Group Holding Corp.

Newly Formed HF Group Set to Dominate Asian/Chinese Food Distribution in U.S.

GREENSBORO, N.C. – Today, HF Foods Group Inc. (NASDAQ: HFFG), formerly known as Atlantic Acquisition Corp. (NASDAQ: ATACU, ATAC, ATACR), announced the consummation of its business combination with privately-held HF Group Holding Corporation. As previously announced, the business combination was approved by stockholders of Atlantic Acquisition Corp. at its August 10 meeting. Additionally, stockholders approved a name change to HF Foods Group Inc. As a result of the completion of the business combination, the former shareholders of HF Group Holding Corporation will be issued 19.97 million shares of stock (representing approximately 88.5% of the outstanding common stock) at a value of $10.00 each, based on a $199.7M valuation of the combined company.

HF Group Holding Corporation, acting through its subsidiaries, is a foodservice distributor in the southeastern United States offering high quality, affordable food to Asian/Chinese restaurants. The company was founded in 1997 and has grown to serve over 3,200 restaurants across 10 states. With nearly 400 employees, HF Group’s multilingual sales and customer service divisions, allow the company to overcome the language and culture barriers that are hallmarks of the fragmented and fast growing sector.

“Zhou Min Ni has done a phenomenal job creating one of the leading foodservice distribution companies in the Asian/Chinese restaurant market in the United States,” said Richard Xu, former Chairman and CEO of Atlantic Acquisition Corp. “Mr. Ni and his team have been exceptional partners throughout this process, and we look forward to HF Foods Group continuing its success as a public company.”

Zhou Min Ni, CEO and Chairman of HF Foods Group said “Our long-term vision is to become a nation-wide leader in this niche market. After more than 20 years of operational experience and growing into a nearly $300M U.S. entity, we are excited to introduce HF Foods Group as a public company listed on the NASDAQ stock market. We look forward to expanding our customer base, streamlining infrastructure and undertaking strategic expansion through product enhancements, all of which we expect to create value for our investors.”

The existing management team of HF Group Holding continues to operate the business post-transaction and will serve as executive management of the post business combination public company. Zhou Min Ni will be Chairman and CEO, and his wife, Chan Sin Wong, will serve as President and as a Director. Jian (“Jonathan”) Ming Ni continues as the company’s CFO, a position he has held since 2008.

HF Foods Group’s new Board of Directors will be comprised of three additional persons: ATAC Independent Director Ren Hua Zheng, Professor Hong Wang of North Carolina A&T State University, and Vice President Zhehui Ni of Shanghai Electric Investment Company. Together, the board brings years of expertise in strategy, sales, operations, management and financial investment to HF Group.

The common stock is expected to begin trading under the new symbol HFFG on Thursday, August 23rd. As of the closing of the business combination on August 22, 2018, the rights and units of the former Atlantic Acquisition Corp. no longer trade on any securities market.

Chardan Capital Markets acted as Atlantic’s advisor in connection with the transaction.

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About HF Group Holding Corp.

HF Group Holding Corporation operates as a food service distributor for Chinese restaurants and other businesses. The company was founded in 2018 and is based in in Greensboro, North Carolina. Zhou Min Ni and his wife, Chan Sin Wong, co-founded Han Feng Inc., one of HF Group Holding Corporation’s subsidiaries, in Kernersville, North Carolina in 1997 and have since opened three distribution centers in North Carolina, Florida and Georgia. HF Group Holding Corporation currently employs approximately 400 people and distributes its products to a network of 3,200 Chinese restaurants across 10 states.

About Atlantic Acquisition Corp.

Atlantic Acquisition Corp. was incorporated as a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a target business were not be limited to a particular industry or geographic region, although it intended to focus its efforts on seeking a business combination with a company or companies being operated by and/or serving ethnic minorities in the United States, especially within Asian-American communities in the consumer industry.

Forward Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the benefits of the transaction described in this communication; the future financial performance of HF Foods Group following the transaction; changes in HF Foods Group’s reserves and future operating results; and expansion plans and opportunities. These forward-looking statements are based on information available as of the date of this communication, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing HF Foods Group’s views as of any subsequent date, and HF Foods Group does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, HF Foods Group’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include HF Foods Group’s ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition and the ability of HF Foods Group to grow and manage growth profitably following the transaction; changes in applicable laws or regulations; the possibility that HF Foods Group may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated in Silver Run’s public filings with the Securities and Exchange Commission.